BIOLASE REPORTS 2015 FOURTH QUARTER AND YEAR-END RESULTS

IRVINE, CA (March 9, 2016) — BIOLASE, Inc. (NASDAQ:BIOL), the global leader in dental lasers, today reported its financial results for the fourth quarter and year ended December 31, 2015.

Selected highlights of the 2015 fourth quarter:

Worldwide revenue of $14.5 million up $1.3 million or 10% year-over-year.
Worldwide WaterLase® revenue up 29% year-over-year with a 41% increase in the U.S. and a 12% increase internationally.
Quarterly unit sales of our flagship WaterLase® iPlus were the highest in 3 years world-wide and at the highest quarterly average selling price of 2015, as the Company continues to develop its compelling value propositions.
Gross profit as a percentage of revenue of 39% was 40 basis points higher than fourth quarter 2014, and improved 890 basis points sequentially.
Imaging sales declined by 35% year-over-year given continued focus on our core laser system business.
Operating expenses were lower 11% year-over-year and lower 9% sequentially, largely due to a settlement related to prior litigation.

Selected highlights of the 2015 fiscal year:

Worldwide revenue of $48.5 million grew 2% over prior year.
WaterLase® revenue grew $3.0 million or 16% over prior year with 19% growth in the U.S. and 12% growth internationally.
Imaging sales declined by $2.0 million or 48% over prior year given continued sales focus during 2015 on our core laser system business.
Operating expenses came in slightly lower than prior year, as higher spending in product development and rebuilding the global sales force by $2.7 million and $1.9 million respectively was offset by a reduction of $4.6 million in general and administrative spending.

President and CEO Harold Flynn, Jr., stated “Noting that the fourth quarter is typically strong in the U.S. for BIOLASE, and dental capital sales generally, we were encouraged by the progress we made in commercial execution in our core laser franchise during the fourth quarter of 2015, achieving a 30% year-over-year increase in laser sales in the U.S. This performance enabled us to improve our gross margin rate by approximately 8 full percentage points in the fourth quarter of 2015, compared to the quarterly margins we reported for each of the first three quarters of 2015.”

“We continued to invest in strengthening our leadership through innovation, as well as improving the support of our professional customers during the quarter,” Flynn added. “I am pleased with the progress we made within our new product pipeline, both the internally developed products, as well as the first product we expect to launch during 2016 as a result of our recently announced collaboration with IPG. Recent market research results indicate to me that we are working on the right products, and gives me confidence that BIOLASE will materially expand the market of all-tissue lasers in dentistry. We also unveiled our new BIOLASE Learning Center, a world-class training and educational platform to significantly improve the support of our customers and enable better patient reported outcomes. Financially, we also continued our focus on activities to improve our cash flow, and began to realize favorable impact during the fourth quarter from our earlier cost saving measures, and expect to realize more benefits throughout 2016.”

Fourth Quarter and Year-End Financial Results

Net Revenue. Net revenue for the fourth quarter of 2015 was $14.5 million, as compared to net revenues of $13.2 million for the fourth quarter of 2014. The quarter-over-quarter increase of 9.7% was driven by an increase in worldwide sales of laser systems, primarily driven by a $1.6 million increase in sales of the WaterLase iPlus. This increase was partially offset by slower domestic imaging sales and international consumable sales.

Net revenue for the year ended December 31, 2015 was $48.5 million, as compared to net revenue of $47.7 million for the year ended December 31, 2014. The year-over-year increase of 1.7% resulted from a $3.2 million increase in worldwide laser sales, $2.7 million of which related to the WaterLase iPlus system. This increase was partially offset by a $2.0 million decline in imaging sales and a $746 thousand decline in services revenue associated with the third quarter 2014 change in accounting estimate previously reported.

Gross Profit. Gross profit as a percentage of revenue typically fluctuates with product and regional mix, selling prices, material costs and revenue levels. Gross profit as a percentage of net revenue for the fourth quarter of 2015 was 39.0%, as compared to 38.6% in the fourth quarter 2014.

Gross profit as a percentage of net revenue for 2015 year was 32.9%, as compared to 38.1% for 2014 year. The year-over-year decline was largely attributable to increased bundling and other similar promotional arrangements related to the launch of the EPIC X and WaterLase iPlus 2.0 during 2015. We also had a larger mix of international sales throughout 2015, which typically have lower product margins due to lower pricing.

Operating Expenses. Total operating expenses in the fourth quarter of 2015 were $7.9 million, as compared to $8.9 million in the fourth quarter of 2014. The quarter-over-quarter decrease was primarily driven by a $1.7 million reduction in legal fees pertaining to the settlement of a certain 2014 shareholder litigation matter.

Total operating expenses during 2015 were $35.9 million, as compared to $36.1 million for 2014. The total reduction in legal fees equated to $5.7 million, which was largely offset by a $5.4 million increase in payroll, consulting-related expenses, and stock-based compensation, primarily resulting from changes in senior management.

Net Loss. Net loss for the fourth quarter of 2015 was $2.5 million, or a $0.04 loss per share, as compared to a net loss of $4.1 million, or a $0.08 loss per share, for the fourth quarter of 2014. The decrease in net loss is attributed to the decrease in operating expenses as previously noted. After adding back the fourth quarter’s net interest income of $30 thousand, removing the income tax provision of $51 thousand, non-cash depreciation and amortization expenses of $291 thousand and non-cash stock-based compensation, other equity instruments and other non-cash compensation expenses of $1.1 million, the non-GAAP net loss for the fourth quarter of 2015 totaled $1.1 million, or a loss of $0.02 per share, compared with a non-GAAP net loss of $3.6 million, or a loss of $0.06 per share, during the fourth quarter of 2014.

Net loss for the 2015 year was $20.3 million, or a $0.35 loss per share, compared to a net loss of $18.9 million, or a $0.45 loss per share, for 2014. The increase in net loss was primarily due to lower gross profit margins as previously noted. After adding back fiscal year 2015 net interest income of $74 thousand, and removing income tax provision of $178 thousand, non-cash depreciation and amortization expenses of $880 thousand and non-cash stock-based compensation, other equity instruments and other non-cash compensation expenses of $3.4 million, the non-GAAP net loss for 2015 totaled $15.9 million, or a loss of $0.27 per share, compared with a non-GAAP net loss of $16.3 million, or a loss of $0.38 per share, for 2014.

Liquidity and Capital Resources
As of December 31, 2015, BIOLASE had approximately $19.7 million in working capital. Cash and restricted cash equivalents at the end of the fourth quarter 2015 were $11.9 million, as compared to $31.6 million on December 31, 2014. Net accounts receivable totaled $8.9 million at December 31, 2015, as compared to $9.0 million at December 31, 2014.

Chief Financial Officer David Dreyer commented, “Cash preservation continues to be a top priority for management, and we were pleased that our cash used in operating activities during this recent fourth quarter was $2.8 million, which was our lowest level used over the past 6 quarters. While the Company ended up using $3.5 million of cash during the fourth quarter of 2015, this amount included paying out a $1.5 million settlement.” Dreyer added, “We are also starting a search process to obtain credit financing in order to help bolster our cash position in 2016.”

Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and year ended December 31, 2015, and to answer questions. To listen to the conference call live via telephone, dial 1-877-407-4019 from the U.S. or, for international callers, dial 1-201-689-8337, approximately 10 minutes before the start time. To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE, Inc.
BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including digital x-rays and CAD/CAM scanners. BIOLASE’s products are focused on technologies that advance the practice of dentistry to both the dentist and their patients. The Company’s proprietary laser products incorporate approximately 340 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold approximately 30,500 laser systems to date in over 90 countries around the world. Laser products under development address the Company’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase® iPlus™ and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding future benefits of cost-saving measures and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual and quarterly reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained in this press release.

Cautionary Statement regarding Forward-Looking Statements
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning BIOLASE’s strategic initiatives, anticipated financial performance and product launches.

For further information, please contact:

BIOLASE, Inc.	DresnerAllenCaron
David Dreyer Chief Financial Officer	Rene Caron (Investors) 949-474-4300

ddreyer@biolase.com rcaron@dresnerallencaron.com

888-424-6527	Len Hall (Media) 949-474-4300 lhall@dresnerallencaron.com

(Financial Tables Follow)

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31					December 31
	2015			2014		2015				2014

Products and services revenue	$	14,483		$13,219				$48,269		$47,511
License fees and royalty revenue		34		19				206		145

Net revenue		14,517		13,238				48,475		47,656
Cost of revenue		8,859		8,129				32,525		29,484
Gross profit		5,658		5,109				15,950		18,172

Operating expenses:
Sales and marketing		5,160		4,489				18,696		16,375
General and administrative		893		2,987				10,256		14,854
Engineering and development		1,750		1,350				7,283		4,577
Excise tax		130		102				361		307
Patent infringement legal settlement			—		—		11>		(731)	—

Total operating expenses		7,933		8,928				35,865		36,113

Loss from operations		(2,275)		(3,819)				(19,915)		(17,941)

Loss on foreign currency transactions		(162)		(249)				(259)		(415)
Interest income (expense), net		30		(6)				74		(458)
Non-operating loss, net		(132)		(255)				(185)		(873)

Loss before income tax provision (benefit)		(2,407)		(4,074)				(20,100)		(18,814)
Income tax provision		51		31				178		112
Net loss	$	(2,458)		$(4,105)		$		(20,278)		$(18,926)

Net loss per share:
Basic	$	(0.04)		$(0.08)				$(0.35)		$(0.45)

Diluted	$	(0.04)		$(0.08)				$(0.35)		$(0.45)

Shares used in the calculation of net loss per share:
Basic		58,228		52,265				58,189		42,232

Diluted		58,228		52,265				58,189		42,232

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

		December 31
	2015		2014
		unaudited		audited
ASSETS
Current assets:
Cash and cash equivalents	$	11,699		$31,560
Restricted cash equivalent		200		—
Accounts receivable, less allowance of $1,765 in 2015 and $1,711 in 2014		8,948		9,004
Inventory, net		12,566		12,508
Prepaid expenses and other current assets		1,387		1,726

Total current assets		34,800		54,798
Property, plant and equipment, net		3,727		1,295
Intangible assets, net		51		114
Goodwill		2,926		2,926
Other assets		747		270
Total assets	$	42,251	$	59,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$	5,960		$8,357
Accrued liabilities		5,906		5,188
Customer deposits		85		112
Deferred revenue, current portion		3,155		2,494
Total current liabilities		15,106		16,151

Deferred income taxes, net		738		677
Deferred revenue, long-term		142		—
Capital lease obligation, long-term		159		—
Warranty accrual, long-term		843		519
Other liabilities, long-term		338		—

Total liabilities		17,326		17,347

Stockholders’ equity:
Preferred stock, par value $0.001		—		—
Common stock, par value $0.001		58		58
Additional paid-in capital		188,622		185,231
Accumulated other comprehensive loss		(801)		(557)
Accumulated deficit		(162,954)		(142,676)

Total stockholders’ equity		24,925		42,056

Total liabilities and stockholders’ equity	$	42,251	$	59,403

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, other equity instruments, and other non-cash compensation. Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited, in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
	2015		2014		2015		2014

GAAP net loss	$	(2,458)	$	(4,105)	$	(20,278)	$	(18,926)
Adjustments:
Interest (income) expense, net		(30)		6		(74)		458
Income tax provision		51		31		178		112
Depreciation and amortization expense		291		167		880		696
Stock-based compensation, other equity instruments, and other non-cash compensation expense		1,094		346		3,350		1,356
Non-GAAP net loss	$	(1,052)	$	(3,555)	$	(15,944)	$	(16,304)

GAAP net loss per share, basic and diluted	$	(0.04)		$(0.08)		$(0.35)		$(0.45)
Adjustments:
Interest (income) expense, net		—		—		—		0.01
Income tax provision		—		—		—		0.01
Depreciation and amortization expense		—		0.01		0.02		0.02
Stock-based compensation, other equity instruments, and other non-cash compensation expense		0.02		0.01		0.06		0.03

Non-GAAP net loss per share, basic and diluted	$	(0.02)		$(0.06)		$(0.27)		$(0.38)

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